Exhibit 99.1

722 Columbia Avenue

Franklin, Tennessee 37064

For Immediate Release

Contact: Aimee Punessen, (615) 236-8329

aimee.punessen@franklinsynergy.com

Franklin Financial Network, Inc. Reports Record Quarterly Earnings

Surpasses $2 Billion Milestone in Assets in Third Quarter 2015

Franklin, Tenn., October 27, 2015 – Franklin Financial Network, Inc., (NYSE:FSB) the parent company of Franklin Synergy Bank (the “Bank”), today reported record consolidated net income of $5.2 million for the third quarter of 2015, a 155.6% increase compared to $2.0 million for the third quarter of 2014. Basic earnings per common share for the quarter ending September 30, 2015 totaled $0.49, an 88.5% increase compared to $0.26 for the same period in 2014.

For the nine months ended September 30, 2015, consolidated net income was $11.4 million, an increase of 104.6% over $5.6 million for the same period in 2014. Basic earnings per common share for the nine months ending September 30, 2015 totaled $1.17, a 24.5% increase compared to $0.94 for the same period in 2014.

On a fully diluted basis, earnings per share were $0.46 for the quarter ended September 30, 2015, compared to fully diluted earnings per share of $0.25 for the quarter ended September 30, 2014, an increase of 84.0%. For the nine months ended September 30, 2015, fully diluted earnings per share were $1.12, an increase of 23.1%, compared to fully diluted earnings per share of $0.91 for the nine months ended September 30, 2014.

“The third quarter was the most profitable quarter in the history of our bank, with record earnings,” stated Richard Herrington, Chairman and Chief Executive Officer. “We posted our twenty-seventh consecutive profitable quarter.”

“Organic loan growth continues to exceed expectations. Our annualized growth rate in loans, including loans held for sale, is more than 50% since December 31, 2014; at the same time, we diversified our loan portfolio. Our investment in a healthcare banking team has significantly impacted our balance sheet in the third quarter. Additionally, we have passed the $2 billion milestone in assets.”

Selected highlights for the third quarter of 2015:

•	Record earnings of $5.2 million in the third quarter exceeded the third quarter of 2014 by 155.6%.

•	The Company earned $1.2 million on the full payoff of a purchased credit-impaired loan.

•	The healthcare lending team that was added in the second quarter of 2015 produced $64.2 million of the Company’s $159.5 million loan growth during the third quarter, helping to further diversify the Company’s loan portfolio.

•	Third quarter performance illustrates the importance of asset quality in tandem with an organically growing bank. Nonperforming assets as a percentage of total assets were 0.05% at September 30, 2015.

Third Quarter 2015 Results of Franklin Financial Network, Inc.

Balance Sheet Growth and Asset Quality

•	The strength of the local market as well as continued loan demand fueled the Company’s loan growth. Total loans, including loans held for sale, totaled $1.1 billion at September 30, 2015, an increase of $393.6 million from September 30, 2014, a year-over-year growth rate of 52.8%. Loan growth during the nine months ended September 30, 2015 was $332.8 million, or 41.3%, when compared with $805.7 million at December 31, 2014.

•	The majority of the loan growth was in three categories: business lending, construction lending and commercial real estate lending, which grew $142.8 million, $95.0 million and $66.4 million, respectively. The growth in business loans served to diversify the Company’s loan portfolio with real estate lending concentration decreasing from 89.3% at December 31, 2014 to 80.0% at September 30, 2015.

•	At September 30, 2015, assets totaled $2.0 billion, compared to $1.2 billion at September 30, 2014, an annual growth rate of 61.6%. Assets grew $0.6 billion, or 47.7%, during the first nine months of 2015 when compared with assets of $1.4 billion at December 31, 2014.

•	Nonperforming assets decreased $0.8 million, or 44.2%, to $1.0 million from the December 31, 2014 total of approximately $1.9 million, primarily due to sales of foreclosed properties during the first nine months of 2015. Nonperforming assets as a percent of total assets were 0.05% at September 30, 2015 and 0.14% at December 31, 2014. When compared with September 30, 2014, nonperforming assets decreased approximately $4.0 million, or 79.4%. At September 30, 2014, nonperforming assets were 0.41% of total assets. Delinquent loans, a harbinger of nonperforming assets, remain very low.

•	Investment securities grew $307.5 million, or 68.5%, during the first nine months of 2015, to $756.6 million. This growth is attributable to the leverage program of purchasing securities during the second and third quarters of 2015 to properly utilize the capital that was raised in the IPO during the first quarter of 2015.

•	Deposits grew to $1.7 billion at September 30, 2015 versus $1.1 billion at September 30, 2014, a year-over-year growth rate of 63.1%. Deposits grew $0.5 billion, or 46.3%, during the first nine months of 2015 when compared with deposits of $1.2 billion at December 31, 2014. Year-to-date cost of interest-bearing deposits was 0.65% at September 30, 2015, compared to 0.68% at September 30, 2014. For the third quarter of 2015, cost of interest-bearing deposits was 0.66% compared to 0.64% for the same period in 2014.

Profitability

•

The primary driver of increased net interest income was continued growth in earning assets (loans and investment securities). Net Interest income increased 50.4% to $16.7 million for the quarter ended September 30, 2015, up from $11.1 million for the same period in 2014. During the quarter, the Company received a full payoff of a purchased credit-impaired loan relationship, which increased the

Company’s net interest income and pre-tax earnings by nearly $1.2 million. Net interest income increased to $42.2 million for the nine months ended September 30, 2015, up from $25.6 million for the same period in 2014, a 65.1% increase.

•	The net interest margin for the nine months ended September 30, 2015 remained relatively stable with the growth in loan volume offsetting the effects of the growth in investment securities.

•	Noninterest income for the three months ended September 30, 2015, was $3.8 million, compared to $3.3 million for the three months ended September 30, 2014, an increase of 16.0%. Noninterest income for the nine months ended September 30, 2015, was $9.9 million, compared to $7.1 million for the nine months ended September 30, 2014, an increase of 38.4%. Increased mortgage loan volume and improved margins on mortgage banking accounted for $1.3 million of the increase in noninterest income when comparing the nine months ended September 30, 2015 with the same period in 2014. The increase in noninterest income can be traced to increased loan growth and mortgage banking, and to increased fees for other services, including fee income from wealth management services.

•	Noninterest expense for the quarter ended September 30, 2015 was $10.9 million, a 4.5% increase over the third quarter 2014 noninterest expense of $10.4 million. Noninterest expense for the nine months ended September 30, 2015 was $31.0 million, a 41.4% increase over noninterest expense of $22.0 million for the same period in 2014.

Primary drivers of the increase in noninterest expense for third quarter 2015 over third quarter 2014 as well as for the nine months ended September 30, 2015 compared with the same period in 2014 include:

•	Significant growth in both loans and deposits has allowed the Company to achieve operating economies of scale. Year-to-date 2015 efficiency ratio, adjusted for the $1.2 million earned from the payoff of a large purchased credit-impaired loan during the third quarter, was 60.96% at September 30, 2015, as compared to 67.16% at September 30, 2014. The Company’s efficiency ratio for the third quarter, also adjusted for the $1.2 million earned from the payoff, was 56.00%, compared to 72.14% for the same period in 2014.

•	Increased operating expense associated with the Company’s acquisition of MidSouth Bank in July of 2014.

•	One-time expenses associated with the Company’s IPO during the first quarter of 2015 and the addition of a healthcare banking team during the second quarter of 2015.

•	Provision expense for loan losses for the quarter ended September 30, 2015 was $1.7 million versus $664 thousand for the quarter ended September 30, 2014, and $805 thousand for the second quarter of 2015. For the nine months ended September 30, 2015, provision expense for loan losses was $3.2 million versus $1.5 million for the same period in 2014. The Company’s significant loan growth drove the increase in provision for loan losses from 2014 to 2015.

“We continue to execute our plan in two of the most vibrant communities in Middle Tennessee,” stated Herrington. “We are attracting and retaining the best bankers in the market.”

Webcast and Conference Call Information

Franklin Financial Network, Inc. will host a webcast and conference call at 9:00 a.m. (CDT) on October 28, 2015 to discuss third quarter 2015 results. To access the call for audio only, please call 1-844-378-6480. For the presentation and streaming audio, please access the webcast on the Investor Relations page of Franklin Synergy Bank’s website at www.franklinsynergybank.com.

For those unable to participate in the webcast, it will be archived on the Investor Relations page of Franklin Synergy Bank’s website at www.franklinsynergybank.com for one year, with audio available for 90 days.

Founded in November 2007, Franklin Synergy Bank has six offices in Williamson County and five offices in Rutherford County. The bank provides deposit and loan products, treasury management, wealth management, trust and financial planning services for consumers and businesses.

The bank’s loans surpassed $1 billion in July 2015, and assets surpassed $2 billion in September 2015. Recent FDIC data shows that Franklin Synergy Bank is the deposit share market leader in Williamson County as well as the city of Franklin, Tennessee. In Rutherford County and the city of Murfreesboro, Tennessee, the bank ranks sixth in deposit market share.

In March 2015, Franklin Financial Network, Inc., the bank’s parent company completed an initial public offering. The stock trades on the New York Stock Exchange under the ticker symbol “FSB”.

Additional information about Franklin Synergy Bank is available at the bank’s website: www.franklinsynergybank.com.

Safe Harbor for Forward-Looking Statements

This media release contains forward-looking statements. Such statements include, but are not limited to, projected sales, gross margin and net income figures, the availability of capital resources, and plans concerning products and market acceptance. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” and variations of such words and similar expressions are intended to identify such forward-looking statements. Forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual results, financial and otherwise, could differ materially from those set forth in or contemplated by the forward-looking statements herein.

Future operating results of the corporation are impossible to predict, and no representation or warranty of any kind can be made respecting the present or future accuracy of such forward-looking statements or the ability of the corporation to meet its obligations, and no such representation or warranty is to be inferred.

###

Franklin Financial Network, Inc.

FRANKLIN FINANCIAL NETWORK

CONSOLIDATED BALANCE SHEETS

(Unaudited)

(Amounts in thousands, except share data)	September 30, 2015	December 31, 2014
	(Unaudited)
ASSETS
Cash and due from financial institutions	$47,658	$49,347
Certificates of deposit at other financial institutions	250	250
Securities available for sale	624,420	395,705
Securities held to maturity (fair value 2015—$134,028 and 2014—$53,741)	132,134	53,332
Loans held for sale, at fair value	14,666	18,462
Loans	1,123,826	787,188
Allowance for loan losses	(9,744)	(6,680)

Net loans	1,114,082	780,508

Restricted equity securities, at cost	7,691	5,349
Premises and equipment, net	9,360	9,664
Accrued interest receivable	6,108	3,545
Bank owned life insurance	22,452	11,664
Deferred tax asset	5,980	6,780
Buildings held for sale	—	4,080
Foreclosed assets	206	715
Servicing rights, net	3,415	3,053
Goodwill	9,124	9,124
Core deposit intangible, net	2,199	2,698
Other assets	2,793	1,551

Total assets	$2,002,538	$1,355,827

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits
Noninterest bearing	$177,452	$150,337
Interest bearing	1,537,142	1,021,896

Total deposits	1,714,594	1,172,233
Federal funds purchased and repurchase agreements	37,618	39,078
Federal Home Loan Bank advances	57,000	19,000
Accrued interest payable	587	421
Other liabilities	5,129	3,296

Total liabilities	1,814,928	1,234,028
Shareholders’ equity
Senior non-cumulative preferred stock, no par value, $10,000 liquidation value: Series A, 1,000,000 shares authorized; 10,000 shares issued and outstanding at September 30, 2015 and December 31, 2014, respectively	10,000	10,000
Common stock, no par value; 20,000,000 and 10,000,000 shares authorized; 10,524,630 and 7,756,411 issued at September 30, 2015 and December 31, 2014, respectively	146,645	94,251
Retained earnings	26,713	15,372
Accumulated other comprehensive income	4,252	2,176

Total shareholders’ equity	187,610	121,799

Total liabilities and shareholders’ equity	$2,002,538	$1,355,827

FRANKLIN FINANCIAL NETWORK, INC.

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

(Amounts in thousands, except per share data)	Three Months Ended September 30,		Nine months Ended September 30,
	2015	2014	2015	2014
Interest income and dividends
Loans, including fees	$14,744	$10,168	$38,071	$22,466
Securities:
Taxable	3,462	2,395	9,084	6,932
Tax-Exempt	966	20	1,155	60
Dividends on restricted equity securities	100	84	250	175
Federal funds sold and other	29	25	80	57

Total interest income	19,301	12,692	48,640	29,690

Interest expense
Deposits	2,417	1,446	5,963	3,808
Federal funds purchased and repurchase agreements	69	39	232	123
Federal Home Loan Bank advances	79	80	225	189

Total interest expense	2,565	1,565	6,420	4,120

Net interest income	16,736	11,127	42,220	25,570
Provision for loan losses	1,724	664	3,154	1,489

Net interest income after provision for loan losses	15,012	10,463	39,066	24,081

Noninterest income
Service charges on deposit accounts	44	13	78	37
Other service charges and fees	679	600	1,987	1,149
Net gains on sale of loans	2,463	1,875	5,573	4,226
Loan servicing fees, net of amortization of servicing assets	84	73	187	173
Gain on sales and calls of securities	5	22	529	93
Net gain (loss) on foreclosed assets	3	(3)	30	28
Wealth management	327	287	914	364
Other	193	407	566	1,055

Total noninterest income	3,798	3,274	9,864	7,125

Noninterest expense
Salaries and employee benefits	6,208	6,144	17,960	13,494
Occupancy and equipment	1,683	1,443	4,961	3,238
FDIC assessment expense	362	181	792	420
Marketing	277	224	695	470
Professional fees	516	961	1,382	1,594
Other	1,807	1,436	5,256	2,743

Total noninterest expense	10,853	10,389	31,046	21,959

Income before income tax expense	7,957	3,348	17,884	9,247
Income tax expense	2,807	1,333	6,468	3,668

Net income	5,150	2,015	11,416	5,579
Dividends paid on Series A preferred stock	(25)	(25)	(75)	(75)

Net income available to common shareholders	$5,125	$1,990	$11,341	$5,504

Earnings per share:
Basic	$0.49	$0.26	$1.17	$0.94
Diluted	0.46	0.25	1.12	0.91

FRANKLIN FINANCIAL NETWORK, INC.

AVERAGE BALANCES(7) — ANALYSIS OF YIELDS & RATES (UNAUDITED)

(Amounts in thousands, except percentages)

	Three Months Ended September 30,
	2015			2014
	Average Balance	Interest Inc / Exp	Average Yield / Rate	Average Balance	Interest Inc / Exp	Average Yield / Rate
ASSETS:
Loans(1)(6)	$1,044,520	$14,763	5.61%	$719,155	$10,168	5.61%
Securities available for sale(6)	674,991	4,422	2.60%	324,574	2,007	2.45%
Securities held to maturity(6)	74,332	632	3.37%	57,611	407	2.80%
Certificates of deposit at other financial institutions	250	2	3.17%	250	1	1.59%
Federal funds sold and other(2)	52,279	128	0.97%	41,811	109	1.03%

TOTAL INTEREST EARNING ASSETS	$1,846,372	$19,947	4.29%	$1,143,401	$12,692	4.40%
Allowance for loan losses	(8,576)			(5,862)
All other assets	74,570			60,508

TOTAL ASSETS	$1,912,366			$1,198,047
LIABILITIES & SHAREHOLDERS’ EQUITY
Deposits:
Interest checking	$246,584	$170	0.27%	$190,294	$111	0.23%
Money market	514,669	703	0.54%	355,488	567	0.63%
Savings	37,888	44	0.46%	27,253	32	0.47%
Time deposits	648,605	1,500	0.92%	322,329	736	0.91%
Federal Home Loan Bank advances	57,000	79	0.55%	33,065	80	0.96%
Federal funds purchased and other(3)	45,261	69	0.60%	24,442	39	0.63%

TOTAL INTEREST BEARING LIABILITIES	$1,550,007	$2,565	0.66%	$952,871	$1,565	0.65%
Demand deposits	169,451			128,982
Other liabilities	11,368			2,290
Total shareholders’ equity	181,540			113,904

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$1,912,366			$1,198,047
NET INTEREST SPREAD(4)(6)			3.63%			3.75%
NET INTEREST INCOME(6)		$17,382			$11,127
NET INTEREST MARGIN(5)(6)			3.73%			3.86%

(1)	Loan balances include both loans held in the Bank’s portfolio and mortgage loans held for sale and are net of deferred origination fees and costs. Non-accrual loans are included in total loan balances.
(2)	Includes federal funds sold, capital stock in the Federal Reserve Bank and Federal Home Loan Bank, and interest-bearing deposits at the Federal Reserve Bank and the Federal Home Loan Bank.
(3)	Includes repurchase agreements.
(4)	Represents the average rate earned on interest-earning assets minus the average rate paid on interest-bearing liabilities.
(5)	Represents net interest income (annualized) divided by total average earning assets.
(6)	Interest income and rates for 2015 include the effects of tax-equivalent adjustments to adjust tax-exempt interest income on tax-exempt loans and investment securities to a fully taxable basis. Due to immateriality, interest income and rates for 2014 exclude the effects of tax-equivalent adjustments to adjust tax-exempt interest income on tax-exempt loans and investment securities to a fully taxable basis.
(7)	Averages balances are average daily balances.

	Nine months Ended September 30,
	2015			2014
	Average Balance	Interest Inc / Exp	Average Yield / Rate	Average Balance	Interest Inc / Exp	Average Yield / Rate
ASSETS:
Loans(1)(6)	$933,950	$38,127	5.46%	$552,157	$22,466	5.44%
Securities available for sale(6)	532,754	9,628	2.42%	295,602	5,793	2.62%
Securities held to maturity(6)	58,587	1,358	3.10%	58,522	1,199	2.74%
Certificates of deposit at other financial institutions	250	5	2.67%	84	2	3.18%
Federal funds sold and other(2)	50,207	325	0.87%	32,041	230	0.96%

TOTAL INTEREST EARNING ASSETS	$1,575,748	$49,443	4.20%	$938,406	$29,690	4.23%
Allowance for loan losses	(7,705)			(5,466)
All other assets	72,387			39,574

TOTAL ASSETS	$1,640,430			$972,514
LIABILITIES & SHAREHOLDERS’ EQUITY
Deposits:
Interest checking	$270,992	$605	0.30%	$191,248	$408	0.29%
Money market	451,054	1,918	0.57%	280,870	$1,465	0.70%
Savings	34,018	117	0.46%	22,572	$83	0.49%
Time deposits	464,945	3,323	0.96%	253,192	$1,852	0.98%
Federal Home Loan Bank advances	42,890	225	0.70%	28,791	$189	0.88%
Federal funds purchased and other(3)	47,330	232	0.66%	20,962	$123	0.78%

TOTAL INTEREST BEARING LIABILITIES	$1,311,229	$6,420	0.65%	$797,635	$4,120	0.69%
Demand deposits	159,093			84,908
Other liabilities	7,753			4,905
Total shareholders’ equity	162,355			85,066

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$1,640,430			$972,514
NET INTEREST SPREAD(4)(6)			3.55%			3.54%
NET INTEREST INCOME(6)		$43,023			$25,570
NET INTEREST MARGIN(5)(6)			3.65%			3.64%

(1)	Loan balances include both loans held in the Bank’s portfolio and mortgage loans held for sale and are net of deferred origination fees and costs. Non-accrual loans are included in total loan balances.
(2)	Includes federal funds sold, capital stock in the Federal Reserve Bank and Federal Home Loan Bank, and interest-bearing deposits at the Federal Reserve Bank and the Federal Home Loan Bank.
(3)	Includes repurchase agreements.
(4)	Represents the average rate earned on interest-earning assets minus the average rate paid on interest-bearing liabilities.
(5)	Represents net interest income (annualized) divided by total average earning assets.
(6)	Interest income and rates for 2015 include the effects of tax-equivalent adjustments to adjust tax-exempt interest income on tax-exempt loans and investment securities to a fully taxable basis. Due to immateriality, interest income and rates for 2014 exclude the effects of tax-equivalent adjustments to adjust tax-exempt interest income on tax-exempt loans and investment securities to a fully taxable basis.
(7)	Averages balances are average daily balances.

FRANKLIN FINANCIAL NETWORK, INC.

SUMMARY QUARTERLY CONSOLIDATED FINANCIAL DATA (UNAUDITED)

(Amounts in thousands, except per share data and percentages)

	As of and for the three months ended
	Sept 30, 2015	Jun 30, 2015	Mar 31, 2015	Dec 31, 2014	Sept 30, 2014
Income Statement Data ($):
Interest income	19,301	15,413	13,926	13,742	12,692
Interest expense	2,565	2,086	1,769	1,619	1,565
Net interest income	16,736	13,327	12,157	12,123	11,127
Provision for loan losses	1,724	805	625	885	664
Noninterest income	3,798	2,851	3,215	2,926	3,274
Noninterest expense	10,853	10,572	9,621	9,863	10,389
Net Income before taxes	7,957	4,801	5,126	4,301	3,348
Income tax expense	2,807	1,667	1,994	1,466	1,333
Net income	5,150	3,134	3,132	2,835	2,015
Net income available to common shareholders	5,125	3,109	3,107	2,810	1,990
Earnings per share, basic	0.49	0.30	0.39	0.36	0.26
Earnings per share, diluted	0.46	0.28	0.37	0.34	0.25
Profitability (%)
Return on average assets	1.07	0.79	0.90	0.88	0.67
Return on average equity	11.25	7.00	10.14	9.40	7.02
Return on average tangible common equity	12.70	7.89	12.18	11.42	8.20
Efficiency ratio	52.85	65.35	62.59	65.54	72.14
Net Interest margin(1)	3.60	3.51	3.65	3.97	3.86
Balance Sheet Data ($):
Loans (including HFS)	1,138,492	979,033	897,001	805,650	744,927
Loan loss reserve	9,744	8,016	7,308	6,680	5,883
Cash	47,658	43,413	48,580	49,347	36,657
Securities	756,554	681,999	507,170	449,037	403,043
Goodwill	9,124	9,124	9,124	9,124	9,121
Intangible assets	2,249	2,414	2,585	2,762	2,953
Assets	2,002,538	1,766,752	1,509,430	1,355,827	1,238,579
Deposits	1,714,594	1,491,986	1,271,602	1,172,233	1,051,558
Liabilities	1,814,928	1,589,671	1,330,889	1,234,028	1,122,125
Total equity	187,610	177,081	178,541	121,799	116,454
Common equity	177,610	167,081	168,541	111,799	106,454
Tangible Common equity	166,237	155,543	156,832	99,913	94,380
Asset Quality (%)
Nonperforming loans/ total loans (excludes HFS)	0.07	0.10	0.14	0.15	0.47
Nonperforming assets / total loans(2) + OREO	0.09	0.12	0.19	0.24	0.70
Loan loss reserve / total loans (excludes HFS)	0.87	0.83	0.84	0.85	0.82
Net charge-offs / average loans	0.00	0.04	0.00	0.04	0.30
Capital (%)
Tangible common equity to tangible assets	8.35	8.86	10.47	7.43	7.70
Leverage ratio(3)	8.67	10.19	11.41	8.57	8.83
Tier 1 common ratio(3)	10.92	12.29	14.01	10.51	11.17
Tier 1 risk-based capital ratio(3)	11.40	12.86	14.95	11.58	12.35
Total risk-based capital ratio(3)	12.07	13.50	15.64	12.30	13.05

(1)	Net interest margins shown in the table above do not include tax-equivalent adjustments.
(2)	Total loans in this ratio exclude loans held for sale.
(3)	Capital ratios for September 30, 2015 are estimates, since the Company’s quarterly regulatory reports have not yet been filed.

GAAP Reconciliation and Management Explanation of Non-GAAP Financial Measures

Some of the financial data included in our selected historical consolidated financial information are not measures of financial performance recognized by GAAP. Our management uses these non-GAAP financial measures in its analysis of our performance:

•	“Common shareholders’ equity” is defined as total shareholders’ equity at end of period less the liquidation preference value of the preferred stock;

•	“Tangible common shareholders’ equity” is common shareholders’ equity less goodwill and other intangible assets;

•	“Total tangible assets” is defined as total assets less goodwill and other intangible assets;

•	“Other intangible assets” is defined as the sum of core deposit intangible and SBA servicing rights;

•	“Tangible book value per share” is defined as tangible common shareholders’ equity divided by total common shares outstanding. This measure is important to investors interested in changes from period-to-period in book value per share exclusive of changes in intangible assets;

•	“Tangible common shareholders’ equity ratio” is defined as the ratio of tangible common shareholders’ equity divided by total tangible assets. We believe that this measure is important to many investors in the marketplace who are interested in relative changes from period-to period in common equity and total assets, each exclusive of changes in intangible assets;

•	“Return on Average Tangible Common Equity” is defined as net income available to common shareholders divided by average tangible common shareholders’ equity;

•	“Efficiency ratio” is defined as noninterest expenses divided by our operating revenue, which is equal to net interest income plus noninterest income;

•	“Adjusted yield on loans” is our yield on loans after excluding loan accretion from our acquired loan portfolio. Our management uses this metric to better assess the impact of purchase accounting on our yield on loans, as the effect of loan discount accretion is expected to decrease as the acquired loans mature or roll off of our balance sheet;

•	“Net interest margin” is defined as annualized net interest income divided by average interest-earning assets for the period;

•	“Adjusted net interest margin” is net interest margin after excluding loan accretion from the acquired loan portfolio and premiums for acquired time deposits. Our management uses this metric to better assess the impact of purchase accounting on net interest margin, as the effect of loan discount accretion and accretion of net discounts and premiums related to deposits is expected to decrease as the acquired loans and deposits mature or roll off of our balance sheet.

We believe these non-GAAP financial measures provide useful information to management and investors that is supplementary to our financial condition, results of operations and cash flows computed in accordance with GAAP; however, we acknowledge that our non-GAAP financial measures have a number of limitations. As such, you should not view these disclosures as a substitute for results determined in accordance with GAAP, and they are not necessarily comparable to non-GAAP financial measures that other companies use. The following reconciliation table provides a more detailed analysis of these non-GAAP financial measures:

(Amounts in thousands, except share/ per share data and percentages)	As of or for the Three Months Ended
	Sept 30, 2015	Jun 30, 2015	Mar 31, 2015	Dec 31, 2014	Sept 30, 2014
Total shareholders’ equity	$187,610	$177,081	$178,541	$121,799	$116,454
Less: Preferred stock	10,000	10,000	10,000	10,000	10,000

Total common shareholders’ equity	177,610	167,081	168,541	111,799	106,454
Less: Goodwill and other intangible assets	11,373	11,538	11,709	11,886	12,074

Tangible common shareholders’ equity	$166,237	$155,543	$156,832	$99,913	$94,380
Common shares outstanding	10,524,630	10,502,671	10,465,930	7,756,411	7,739,644

Tangible book value per share	$15.80	$14.81	$14.99	$12.88	$12.19

Net income available to common shareholders	$5,125	$3,109	$3,107	$2,810	$1,990
Average tangible common equity	160,071	157,959	103,475	97,630	96,310

Return on average tangible common equity	12.70%	7.89%	12.18%	11.42%	8.20%

Efficiency Ratio:
Net interest income	$16,736	$13,327	$12,157	$12,123	$11,127
Noninterest income	3,798	2,851	3,215	2,926	3,274

Operating revenue	20,534	16,178	15,372	15,049	14,401
Expense
Total noninterest expense	10,853	10,572	9,621	9,863	10,389

Efficiency ratio	52.85%	65.35%	62.59%	65.54%	72.14%

Reported yield on loans(1)	5.60%	5.37%	5.35%	5.67%	5.92%
Effect of accretion income on acquired loans	(0.42%)	(0.32%)	(0.28%)	(0.36%)	(0.43%)

Adjusted yield on loans	5.18%	5.05%	5.07%	5.31%	5.49%

Reported net interest margin(1)	3.60%	3.51%	3.65%	3.97%	3.86%
Effect of accretion income on acquired loans	(0.24%)	(0.19%)	(0.18%)	(0.23%)	(0.27%)
Effect of premium amortization of acquired deposits	(0.00%)	(0.01%)	(0.01%)	(0.02%)	(0.02%)

Adjusted net interest margin	3.36%	3.31%	3.46%	3.72%	3.57%

(1)	The yields and margins reported in the table above do not include any tax-equivalent adjustments.